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                                                                    EXHIBIT 10.2

                          NMI ASSET PURCHASE AGREEMENT

     This Agreement, made and entered into this effective date of September 15, 2000, by and between Net Media Technologies, Inc., A California Corporation (hereinafter "Seller") and American Eagle Motorcycle Company, Inc., a California corporation hereinafter "Buyer").

     WHEREAS, Seller has been engaged in the development of certain website technology and websites for the motorcycle and motorsport industry; and Buyer is engaged in the business of commercially manufacturing and selling a line of "American Eagle" brand cruiser motorcycles; and

     FURTHER WHEREAS, Buyer desires to acquire and purchase certain websites developed by the Seller, and Seller desires to sell and transfer said website assets to Buyer.

     NOW, THEREFORE, for and in consideration of the promises, representations, and warranties contained herein, the parties hereto agree as follows:

     1. Assets To Be Acquired - Subject to the terms and provisions of this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date as defined herein, the following Websites:


        (a). www.bigbikes.com

        (b). www.bigbikes.net

        (c). www.thebikecam.com

        (d). www.cyclespoint.com

        (e). www.cyclesfinance.com

        (f). www.vtwin.org

        (g). www.americanriders.com

        (h). www.hollistercam.com

        (i). www.sturgiscam.com

        And Buyer agrees to purchase, acquire and accept from Seller, on the Closing Date and for the consideration stated herein, all of the foregoing assets.

     2. Final Agreement - It is the express intent, purpose and understanding of both parties hereto that this Agreement supercedes any and all prior understandings and agreements between the parties.


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     3. Purchase Price and Payment Terms - Buyer shall issue to Seller in the
        Closing Date a total of 130,000 shares of common stock of Buyer, and upon delivery of such common shares to Seller, all of them fully paid and nonassessable. Common shares of Buyer to be issued to Seller incident hereto shall be "restricted securities" as defined under the Securities Act of 1933, meaning generally that such common shares have not been registered under any federal or state securities laws.

     4. General -

        I. Notices - Any and all notices required hereunder shall be in writing and hand-delivered or sent by certified mail, directed as follows:
        If to Seller:                      If to Buyer:

        II. Waiver and Severability - Any failure on the part of either party hereto to comply with any of the terms or obligations of this Agreement may be waived in writing by the other party hereto. If any part of this Agreement is deemed to be unenforceable, the balance hereof shall remain in full force and effect.

        Ill. Modification - This Agreement cannot be modified or amended unless by written consent of both parties hereto.

        IV. Governing Law - the laws of the State of California shall govern This Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        Net Media Technologies, Inc., as Seller

                                        [ILLEGIBLE]
                                        ----------------------------------------
                                        By Its President, September 14, 2000



                                        American Eagle Motorcycle Company, Inc.

                                        /s/  GREG SPAK
                                        ----------------------------------------
                                        By Its President